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                                   MARKWEST

               MarkWest Hydrocarbon Partners, Ltd.  PH  (303) 290-8700
               5613 DTC Parkway, Suite 400    FAX  (303) 290-8769
               Englewood, CO 80111

                              SALES ACKNOWLEDGMENT

               We hereby confirm sale to:

               Ashland Petroleum Company    DATE: September 9, 1996

               Division of Ashland, Inc.            No.____________
               PO Box 391
               Ashland, KY 41105


               Per conversations between Mr. Howard Beverly and our Mr. Fred
Shato

               PRODUCT:   Isobutane

               QUANTITY:  Approximately 19,500,000 gallons

               PRICE:  See attached terms

               COSIGNEE:

               ORIGIN:

               FOB POINT: Siloam, Kentucky

               ROUTING:

               TERMS OF PAYMENT: Net 10 calendar days via check

               TIME OF DELIVERY: September 1, 1996 through August 31, 1999

               HOW DELIVERED: Into railcars or barges provided by Buyer via Rail/Barge

               REMARKS: See Attachment "A"

               SUBJECT TO TERMS AND CONDITIONS ATTACHED

          Void if not returned fully executed to this office within ten (10) days from the date of the order.

                                    MARKWEST HYDROCARBON PARTNERS, LTD.
Ashland Petroleum Company,          By:  MarkWest Hydrocarbon, Inc.
   Division of Ashland, Inc.             General Partner
   /S/ Robert Yancey                     /S/Brian O'Neill
       President                         /S/John M. Fox

   Accepted:  12/23/96                   Accepted:  9/19/96
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                                 ATTACHMENT "A"
                        ADDITIONAL TERMS AND CONDITIONS
                    ASHLAND PETROLEUM IC4 PURCHASE AGREEMENT

          1) Ashland Petroleum Company, Division of Ashland, Inc., (Buyer) agrees to purchase from MarkWest Hydrocarbon Partners, Ltd. (Seller) the total production of Isobutane from Seller's Siloam, KY fractionation plant, estimated to be approximately 6.5 million gallons per year (approximately 540,000 gallons per month), with a projected yearly volume increase of approximately 5%.

          2) Term of sale shall be September 1, 1996 through August 31, 1999 (3years) with an option to extend year to year thereafter, unless a 90 day written notice of cancellation is provided by either party.

          3) Product to be delivered FOB Seller's Siloam, KY plant loaded into Buyer provided railcars and/or barges at Buyer's option.

          4) The base price for deliveries made during the first through the fifteenth day of each month shall be the lower of the simple average of the daily high-low postings for TET spot isobutane at Mt. Belvieu, Texas or Sarnia,
                                                  -------------------   -------
Canada as reported in Oil Price Information Service (OPIS) during the sixteenth
-------
through the last day of the month immediately preceding delivery as adjusted below.

          The base price for deliveries made during the sixteenth through the last day of each month shall be the *simple average of the daily high-low postings for TET spot isobutane at Mt. Belvieu, Texas or Sarnia, Canada as reported in OPIS the first through the fifteenth day of the month of delivery, as adjusted below.

          From October through March, if the price is a Mt. Belvieu basis, subtract $0.005 per gallon, and if the price is a Sarnia basis, subtract $0.022 per gallon. From April through September, if the price is a Mt. Belvieu basis, subtract $0.0150 per gallon and if the price is a Sarnia basis, subtract $0.017 per gallon.

          5) Price re-opener - contract shall be renegotiated in the event BP/Lima, Ohio or Ashland/Canton, Ohio refineries are closed.

          6)  Payment terms are net 10 days from date of shipment via check.

          7)  Truck loading available when needed at the following premium:
Weekday 9:00 A.M. to 5:00 P.M. + $0.0200 per gallon and Weekend 9:00 A.M. to 5:00 p.m. + $0.0800 per gallon. Any loading requiring additional hours will be billed at an additional $0.0200 per gallon premium.

*lower of the